Exhibit 99.1

C.H. Robinson Worldwide, Inc.

14701 Charlson Road

Eden Prairie, Minnesota 55347

Chad Lindbloom, chief financial officer (952) 937-7779

Tim Gagnon, director, investor relations (952) 683-5007

FOR IMMEDIATE RELEASE

C.H. ROBINSON REPORTS FOURTH QUARTER RESULTS

MINNEAPOLIS, February 5, 2013 – C.H. Robinson Worldwide, Inc. (“C.H. Robinson”) (NASDAQ: CHRW), today reported financial results for the quarter ended December 31, 2012.

Summarized financial results for the quarter ended December 31 are as follows (dollars in thousands, except per share data):

	Three months ended December 31,			Twelve months ended December 31,
	2012	2011	% change	2012	2011	% change
Total revenues	$2,970,876	$2,568,284	15.7%	$11,359,113	$10,336,346	9.9%

Net revenues:
Transportation
Truck	$328,273	$306,443	7.1%	$1,284,280	$1,236,611	3.9%
Intermodal	9,011	10,189	-11.6%	38,815	41,189	-5.8%
Ocean	33,707	17,022	98.0%	84,924	66,873	27.0%
Air	15,948	8,811	81.0%	44,444	39,371	12.9%
Other logistics services	22,202	16,207	37.0%	75,674	59,872	26.4%

Total transportation	409,141	358,672	14.1%	1,528,137	1,443,916	5.8%
Sourcing	30,543	27,431	11.3%	136,438	128,448	6.2%
Payment Services	4,948	15,282	-67.6%	52,996	60,294	-12.1%

Total net revenues	444,632	401,385	10.8%	1,717,571	1,632,658	5.2%

Operating expenses	311,028	229,430	35.6%	1,042,251	939,928	10.9%

Income from operations	133,604	171,955	-22.3%	675,320	692,730	-2.5%
Investment and other income	282,166	1,373	20451.1%	283,142	1,974	14243.6%
Net income	$256,392	$109,214	134.8%	$593,804	$431,612	37.6%

Diluted EPS	$1.58	$0.67	135.8%	$3.67	$2.62	40.1%

Adjusted Results Excluding Non-Recurring Transaction Impacts (a reconciliation of these adjusted Non-GAAP measures is described in detail in Note 1 to the condensed consolidated financial information attached hereto)

	Adjusted	2011 (GAAP)		Adjusted	2011 (GAAP)
Income from operations	$177,311	$171,955	3.1%	$720,516	$692,730	4.0%
Net income	108,571	109,214	-0.6%	447,007	431,612	3.6%

Diluted EPS	$0.68	$0.67	1.5%	$2.76	$2.62	5.3%

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C.H. Robinson Worldwide, Inc.

February 5, 2013

On October 1, 2012, we completed the acquisition of Apreo Logistics S.A. (“Apreo”), a freight forwarder based in Warsaw, Poland. On November 1, 2012, we completed the acquisition of Phoenix International Freight Services, Ltd. (“Phoenix”), an international freight forwarder based in Chicago, Illinois. The Phoenix acquisition was reported on a Form 8-K filed on November 1, 2012, as amended on Form 8-K/A filed on January 14, 2013. The purchase price allocations for both acquisitions, as reflected in the attached condensed consolidated financial information, are considered preliminary and subject to revision. On October 16, 2012, we completed the divestiture of substantially all of our T-Chek Systems Payment Services business (“T-Chek”). The Form 8-K, announcing this transaction, filed on October 17, 2012, includes historical net revenues and income from operations for T-Chek. In the fourth quarter of 2011, T-Chek had net revenues of $12.5 million and income from operations of $6.4 million.

Our truck net revenues, which consist of truckload and less-than-truckload (“LTL”) services, increased 7.1 percent in the fourth quarter of 2012. Our truckload volumes increased approximately 12 percent in the fourth quarter of 2012 compared to the fourth quarter of 2011. Our North American truckload volumes increased eight percent. We estimate that our acquisition of Apreo contributed approximately four percent to our volume growth in the fourth quarter of 2012. The Apreo business has a large number of short haul shipments in Poland. Our truckload net revenue margin decreased in the fourth quarter of 2012 compared to the fourth quarter of 2011, due to increased cost per mile. In North America, excluding the estimated impacts of the change in fuel, our average truckload rate per mile charged to our customers increased approximately one percent in the fourth quarter of 2012 compared to the fourth quarter of 2011. In North America, our truckload transportation costs increased approximately two percent, excluding the estimated impacts of the change in fuel. Our LTL net revenues increased approximately 15 percent. The increase was driven by an increase in total shipments of approximately 16 percent, partially offset by decreased net revenue margin.

Our intermodal net revenues decreased 11.6 percent in the fourth quarter of 2012. This was due to decreased net revenue margin, offset partially by volume growth. Our net revenue margin decline was due to a change in our mix of business and increased cost of capacity.

Our ocean transportation net revenues increased 98.0 percent in the fourth quarter of 2012. Excluding the estimated impact of two months of Phoenix operations, our ocean transportation net revenues increased approximately three percent in the fourth quarter of 2012. This increase, excluding Phoenix, was due to increased pricing, partially offset by decreased volumes.

Our air transportation net revenues increased 81.0 percent in the fourth quarter of 2012. Excluding the estimated impact of two months of Phoenix operations, we estimate that air transportation net revenues increased 19 percent in the fourth quarter of 2012. This increase, excluding Phoenix, was due to decreased cost of capacity and increased pricing, partially offset by decreased volumes.

Other logistics services net revenues, which include transportation management services, customs, warehousing, and small parcel, increased 37.0 percent in the fourth quarter of 2012. Excluding Phoenix, we estimate that other logistics services net revenues increased approximately 15 percent in the fourth quarter of 2012. This was primarily due to transaction increases in our transportation management and customs services.

Sourcing net revenues increased 11.3 percent in the fourth quarter of 2012. This was due to increased net revenue margin.

Our payment services net revenues decreased 67.6 percent in the fourth quarter of 2012 due to the T-Chek divestiture. We have recorded a gain of $281.6 million related to this divestiture in the fourth quarter.

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C.H. Robinson Worldwide, Inc.

February 5, 2013

For the fourth quarter, operating expenses increased 35.6 percent to $311.0 million in 2012 from $229.4 million in 2011. This was due to an increase of 37.8 percent in personnel expense and an increase of 30.0 percent in other selling, general, and administrative expenses. For the fourth quarter, operating expenses as a percentage of net revenues increased to 70.0 percent in 2012 from 57.2 percent in 2011. During the fourth quarter of 2012, operating expenses grew faster than net revenues due to the increased performance-based stock vesting expense as a result of the sale of T-Chek.

Excluding certain non-recurring items from acquisitions and divestitures, adjusted operating expenses increased 16.5 percent in the fourth quarter of 2012 compared to the fourth quarter of 2011. This includes an increase in adjusted personnel expenses of 16.7 percent and an increase in adjusted selling, general and administrative expenses of 16.1 percent. During the fourth quarter of 2012, adjusted operating expenses grew faster than net revenues primarily as a result of the acquisition of Phoenix. Phoenix has a higher operating expense to net revenue ratio than C.H. Robinson. Our adjusted personnel expense increase was driven by an increase in our average headcount of approximately 20 percent, partially offset by declines in various incentive plans that are designed to keep expenses variable based on growth in earnings. Adjusted other operating expense growth was driven primarily by an increase in amortization of intangible assets acquired, travel, and warehouse expenses.

Founded in 1905, C.H. Robinson Worldwide, Inc., is one of the largest non-asset based third party logistics companies in the world. C.H. Robinson is a global provider of multimodal transportation services and logistics solutions, currently serving over 42,000 active customers through a network of offices in North America, South America, Europe, Asia, and Australia. C.H. Robinson maintains one of the largest networks of motor carrier capacity in North America and works with approximately 56,000 transportation providers worldwide.

Except for the historical information contained herein, the matters set forth in this release are forward-looking statements that represent our expectations, beliefs, intentions or strategies concerning future events. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience or our present expectations, including, but not limited to such factors as changes in economic conditions, including uncertain consumer demand; changes in market demand and pressures on the pricing for our services; competition and growth rates within the third party logistics industry; freight levels and increasing costs and availability of truck capacity or alternative means of transporting freight, and changes in relationships with existing truck, rail, ocean and air carriers; changes in our customer base due to possible consolidation among our customers; our ability to integrate the operations of acquired companies with our historic operations successfully; risks associated with litigation and insurance coverage; risks associated with operations outside of the U.S.; risks associated with the potential impacts of changes in government regulations; risks associated with the produce industry, including food safety and contamination issues; fuel prices and availability; the impact of war on the economy; and other risks and uncertainties detailed in our Annual and Quarterly Reports.

Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update such statement to reflect events or circumstances arising after such date. All remarks made during our financial results conference call will be current at the time of the call and we undertake no obligation to update the replay.

Non-GAAP vs. GAAP Financial Measures

To assist investors in understanding our financial performance, we supplement the financial results that are generated in accordance with the accounting principles generally accepted in the United States, or GAAP, with non-GAAP financial measures, including non-GAAP operating expenses, non-GAAP income from operations, non-GAAP net income and non-GAAP diluted net income per share. We believe that these non-GAAP measures provide meaningful insight into our operating performance excluding certain event-specific charges, and provide an alternative perspective of our results of operations.

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C.H. Robinson Worldwide, Inc.

February 5, 2013

We use non-GAAP measures, including those set forth in this release, to assess our operating performance for the quarter. Management believes that these non-GAAP financial measures reflect an additional way of analyzing aspects of our ongoing operations that, when viewed with our GAAP results, provides a more complete understanding of the factors and trends affecting our business. A reconciliation of adjusted results, reflecting the exclusion of certain non-recurring transaction impacts, to our GAAP results is set forth in Note 1 to the attached Condensed Consolidated Financial Information.

Conference Call Information:

C.H. Robinson Worldwide Fourth Quarter 2012 Earnings Conference Call

Tuesday February 5, 2013 5:00 pm. Eastern Time

The call will be limited to 60 minutes, including questions and answers.

Presentation slides and a simultaneous live audio webcast of the conference call may be accessed through the Investor Relations link on C.H. Robinson’s website at www.chrobinson.com

To participate in the conference call by telephone, please call ten minutes early by dialing: 877-941-6010

Callers should reference the conference ID, which is 4594691

Webcast replay available through Investor Relations link at www.chrobinson.com

Telephone audio replay available until 12:59 a.m. Eastern Time on February 8: 800-406-7325; passcode: 4594691#

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C.H. Robinson Worldwide, Inc.

February 5, 2013

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(unaudited, in thousands, except per share data)

	Three months ended December 31,		Twelve months ended December 31,
	2012	2011	2012	2011
Revenues:

Transportation	$2,585,930	$2,200,258	$9,685,415	$8,740,524
Sourcing	379,479	352,744	1,620,183	1,535,528
Payment Services	5,467	15,282	53,515	60,294

Total revenues	2,970,876	2,568,284	11,359,113	10,336,346

Costs and expenses:
Purchased transportation and related services	2,176,789	1,841,586	8,157,278	7,296,608
Purchased products sourced for resale	348,936	325,313	1,483,745	1,407,080
Purchased payment services	519	—	519	—
Personnel expenses	226,042	164,062	766,006	696,233
Other selling, general, and administrative expenses	84,986	65,368	276,245	243,695

Total costs and expenses	2,837,272	2,396,329	10,683,793	9,643,616

Income from operations	133,604	171,955	675,320	692,730

Investment and other income	282,166	1,373	283,142	1,974

Income before provision for income taxes	415,770	173,328	958,462	694,704
Provision for income taxes	159,378	64,114	364,658	263,092

Net income	$256,392	$109,214	$593,804	$431,612

Net income per share (basic)	$1.59	$0.67	$3.68	$2.63
Net income per share (diluted)	$1.58	$0.67	$3.67	$2.62
Weighted average shares outstanding (basic)	160,880	162,919	161,557	164,114
Weighted average shares outstanding (diluted)	161,799	163,825	161,946	164,741

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C.H. Robinson Worldwide, Inc.

February 5, 2013

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	December 31, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$210,019	$373,669
Receivables, net	1,412,136	1,189,637
Other current assets	50,135	48,237

Total current assets	1,672,290	1,611,543

Property and equipment, net	149,851	126,830
Intangible and other assets	982,084	399,668

Total Assets	$2,804,225	$2,138,041

Liabilities and stockholders’ investment
Current liabilities:
Accounts payable and outstanding checks	$707,476	$704,734
Accrued compensation	103,343	117,541
Other accrued expenses	167,752	54,357
Current portion of debt	253,646	—

Total current liabilities	1,232,217	876,632

Long term liabilities	67,636	12,935

Total liabilities	1,299,853	889,567

Total stockholders’ investment	1,504,372	1,248,474

Total liabilities and stockholders’ investment	$2,804,225	$2,138,041

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C.H. Robinson Worldwide, Inc.

February 5, 2013

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(unaudited, in thousands, except operational data)

	Twelve months ended December 31,
	2012	2011
Operating activities:
Net income	$593,804	$431,612
Stock-based compensation	59,381	38,601
Depreciation and amortization	38,090	32,498
Provision for doubtful accounts	10,459	9,052
Gain on divestiture of T-Chek	(281,551)	—
Other non-cash expenses, net	(10,721)	7,363
Net changes in operating elements	50,880	(89,414)

Net cash provided by operating activities	460,342	429,712

Investing activities:
Purchases of property and equipment	(36,096)	(35,932)
Purchases and development of software	(14,560)	(16,874)
Sale of T-Chek, net of cash sold	274,802	—
Cash paid for acquisitions, net of cash acquired	(583,631)	—
Sales/maturities of available-for-sale securities	—	9,311
Restricted cash	—	5,000
Other	419	182

Net cash used for investing activities	(359,066)	(38,313)

Financing activities:
Borrowings on line of credit	738,051	—
Repayments on line of credit	(489,688)	—
Payment of contingent purchase price	(12,661)	(4,318)
Net repurchases of common stock	(236,981)	(231,338)
Excess tax benefit on stock-based compensation	12,294	15,255
Cash dividends	(275,353)	(194,697)

Net cash used for financing activities	(264,338)	(415,098)
Effect of exchange rates on cash	(588)	(1,239)

Net change in cash and cash equivalents	(163,650)	(24,938)
Cash and cash equivalents, beginning of period	373,669	398,607

Cash and cash equivalents, end of period	$210,019	$373,669

	As of December 31,
	2012	2011
Operational Data:
Employees	10,929	8,353

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C.H. Robinson Worldwide, Inc.

February 5, 2013

Note 1. Use of Non-GAAP Financial Measures

To provide investors with information to assist them in assessing our financial results on a comparable basis with historical results, we have provided financial measures in this press release that exclude the effects of certain non-recurring items related to recent acquisition and divestiture activities. Throughout this release, the term “Reported” refers to information prepared in accordance with GAAP, the term “Non-Recurring Acquisition Impact” refers to items related to the acquisitions of Phoenix and Apreo, the term “Non-Recurring Divestiture Impact” refers to items related to the divestiture of T-Chek, and the term “Adjusted” refers to non-GAAP financial information, adjusted to exclude the Non-Recurring Acquisition Impact and the Non-Recurring Divestiture Impact.

A reconciliation of our reported results to adjusted results for the quarter and year ended December 31 are as follows (dollars in thousands, except per share data):

	Three months ended December 31, 2012
	Reported	Non- Recurring Acquisition Impact		Non- Recurring Divestiture Impact		Adjusted
Net revenues	$444,632					$444,632

Operating expenses
Personnel expenses (1)	226,042	(385)		(34,207)		191,450
Other selling, general and administrative expenses (2)	84,986	(8,736)		(379)		75,871

Total operating expenses	311,028	(9,121)		(34,586)		267,321

Income from operations	133,604	9,121		34,586		177,311

Investment and other income (3)	282,166			(281,551)		615

Income before provision for income taxes	415,770	9,121		(246,965)		177,926

Provision for income taxes	159,378	2,280		(92,303)		69,355

Net income	$256,392	$6,841		$(154,662)		$108,571

Net income per share (diluted)	$1.58					$0.68

Weighted average shares outstanding (diluted)	161,799	(735	)(4)	(455	)(5)	160,609

C.H. Robinson Worldwide, Inc.

February 5, 2013

	Twelve months ended December 31, 2012
	Reported	Non Recurring Acquisition Impact		Non Recurring Divestiture Impact		Adjusted
Net revenues	$1,717,571					$1,717,571

Operating expenses
Personnel expenses (1)	766,006	(385)		(34,207)		731,414
Other selling, general and administrative expenses (2)	276,245	(10,225)		(379)		265,641

Total operating expenses	1,042,251	(10,610)		(34,586)		997,055

Operating income	675,320	10,610		34,586		720,516
Investment and other income (3)	283,142			(281,551)		1,591

Income before provision for income taxes	958,462	10,610		(246,965)		722,107

Provision for income taxes	364,658	2,745		(92,303)		275,100

Net income	$593,804	$7,865		$(154,662)		$447,007

Net income per share (diluted)	$3.67					$2.76

Weighted average shares outstanding (diluted)	161,946	(185	)(4)	(92	)(5)	161,669

1.	The adjustment to personnel consists of $33 million of incremental vesting expense of our equity awards triggered by the gain on the divestiture of T-Chek. The balance consists of transaction- related bonuses.
2.	The adjustments to other operating expenses reflect fees paid to third parties for:
a.	Investment banking fees related to the acquisition of Phoenix
b.	External legal and accounting fees related to the acquisitions of Apreo and Phoenix and the divestiture of T-Chek.
3.	The adjustment to investment and other income reflects the gain from the divestiture of T-Chek.
4.	The adjustment to diluted weighted average shares outstanding relates to the shares of C.H. Robinson stock issued as consideration paid to the sellers in the acquisition of Phoenix.
5.	The adjustment to diluted weighted average shares outstanding relates to the additional vesting of performance-based restricted stock as a result of the gain on sale recognized from the divestiture of T-Chek.

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